UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2006

TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32504	20-2311383
(State or other jurisdiction of incorporation)	(Commission file number)	( I.R.S. employer identification no.)
Two Westbrook Corporate Center Suite 1070 Westchester, IL 60154		60154
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 24, 2006 (the “Closing Date”), TreeHouse Foods, Inc., a Delaware corporation (“TreeHouse”), completed its previously announced pending acquisition of the private label soup and infant feeding businesses of Del Monte Corporation, a Delaware corporation (the “Seller”), a wholly-owned subsidiary of Del Monte Foods Company. Pursuant to the terms of the Asset Purchase Agreement with Seller (the “Agreement”), TreeHouse acquired the Seller’s real estate, equipment, machinery, inventory, raw materials, intellectual property and other assets primarily related to the Seller’s (1) private label soup business, (2) infant feeding business conducted under the brand name Nature’s Goodness®, and (3) the food service soup business (hereinafter collectively referred to as the “Businesses”), and assumed certain liabilities to the extent related thereto.

The assets of the Businesses acquired by TreeHouse include a manufacturing facility in Pittsburgh, Pennsylvania, manufacturing assets located at the Seller’s Mendota, Illinois facility (ownership of which facility will be retained by the Seller and co-occupied by TreeHouse under a long-term lease arrangement) and certain other assets as outlined in the Agreement. In connection with TreeHouse’s acquisition of the Businesses, TreeHouse and the Seller entered into transition services, facilities sharing, co-pack and other ancillary arrangements pursuant to the Agreement.

On the Closing Date, TreeHouse paid an aggregate cash purchase price of $268 million plus an adjustment for working capital for the Businesses, substantially all of which was financed through borrowings under TreeHouse’s existing $400 million credit facility.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Agreement and the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 2.1 to the Form 8-K filed by TreeHouse on March 2, 2006 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
          Sheet Arrangement of a Registrant.

In connection with the Company’s acquisition of the Businesses, the Company financed substantially all of the purchase price through a draw down on its existing unsecured revolving credit facility under a Credit Agreement (the “Credit Agreement”), dated as of June 27, 2005, with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, the other Lenders party thereto, Banc of America Securities LLC and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Book Managers, and JPMorgan Chase Bank, N.A. as Syndication Agent.

The foregoing disclosure is qualified in its entirety by reference to the description of the Credit Agreement contained in the Form 8-K filed by TreeHouse on June 27, 2005, which such description is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

        (a) Financial statements of businesses acquired.

The financial statements required by this item are not included in this initial report. The required financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial statements required by this item are not included with this initial report. The required pro forma financial statements will be filed by amendment as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2006	TreeHouse Foods, Inc. By: /s/ Thomas E. O’Neill Thomas E. O’Neill General Counsel, Senior Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant